EXHIBIT 1.01B

                                       FORM OF CONTRACT NOTE


$[insert amount of Lender's                                [New York, New York]
Commitment]
[Date]


        FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], [an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts]{1} [a corporation organized under the laws of the State of Connecticut]{2} [a corporation organized under the laws of the Commonwealth of Massachusetts]{3} (the 'BORROWER'), hereby promises to pay to the order of [NAME OF LENDER] (the 'LENDER'), (i)on the last day of each Interest Period, as defined in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Contract Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to Sections3.01 and 3.02 of the Credit Agreement to which such Interest Period applies and
(ii)on the Termination Date (as defined in the Credit Agreement), the lesser
of the principal sum of $___________ [         ] and the aggregate unpaid
principal amount of all Contract Advances made by the Lender to the Borrower pursuant to Sections3.01 and 3.02 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

        The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Contract Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, HOWEVER, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Contract Note and the Credit Agreement.

        This Contract Note is one of the Contract Notes referred to in the
Credit Agreement dated as of                        , 1996 among the Borrower,
[The Connecticut Light and Power Company, Western Massachusetts Electric Company, Northeast Utilities, as applicable], the Banks and Agents named therein and Citibank, N.A., as Administrative Agent (as amended from time to time in accordance with its terms, the 'CREDIT AGREEMENT') and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Contract Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

        [No shareholder or trustee of the Borrower shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Contract Note, and this Contract Note shall not be enforceable against any such trustee in their or his or her individual capacities or capacity; this Contract Note shall be enforceable against the trustees of the Borrower only as such, and every, person, firm, association, trust or corporation having any claim or demand arising under this Contract Note relating to the Borrower, its shareholders or trustees shall look solely to the trust estate of the Borrower for payment or satisfaction thereof.]{4}

                                             [NAME OF BORROWER]



                                             By________________________________
                                                 Title:

               ''FOOTNOTES''

                    {1   }For NU.

                              {2}For CL&P.

                              {3}For WMECO.

                              {4}To be included in NU's Note only.
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                                                                  GRID NOTE
SCHEDULE

COMPANY NAME:  [NAME OF BORROWER]

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DATE OF                AMOUNT OF          INTEREST        INTEREST          NUMBER     INTEREST     DATE     AMOUNT  NOTED
ADVANCE                PRINCIPAL          RATE             PERIOD          OF DAYS       DUE        PAID      PAID    BY

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